SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DATASTREAM SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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DATASTREAM SYSTEMS, INC.
50 Datastream Plaza
Greenville, South Carolina  29605
(864) 422-5001

April 23, 2004

Dear Stockholder:

          You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Datastream Systems, Inc., which will be held at 10:00 a.m. on Thursday, June 3, 2004 at Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605.

          The principal business of the meeting will be to:  (i) elect two directors to Class II of the Company’s Board of Directors, to serve for three-year terms expiring in the year 2007 and (ii) to transact such other business as may properly come before the meeting.

          Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting.  If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

Larry G. Blackwell Chairman, President and Chief Executive Officer

DATASTREAM SYSTEMS, INC.
50 Datastream Plaza
Greenville, South Carolina 29605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          The 2004 Annual Meeting of Stockholders of Datastream Systems, Inc. will be held at 10:00 a.m. on Thursday, June 3, 2004 at Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605.  The meeting is called for the following purposes:

          (1)     To elect two directors to Class II of the Company’s Board of Directors, to serve for three-year terms expiring in the year 2007 and

          (2)     To transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on April 19, 2004 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Larry G. Blackwell Chairman, President and Chief Executive Officer

Greenville, South Carolina
April 23, 2004

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE
REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
 CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

DATASTREAM SYSTEMS, INC.
50 Datastream Plaza
Greenville, South Carolina 29605

PROXY STATEMENT

          This Proxy Statement is furnished by and on behalf of the Board of Directors of Datastream Systems, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2004 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 3, 2004 at Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, and at any adjournments or postponements thereof (the “Annual Meeting”).  This Proxy Statement and the enclosed proxy card will be first mailed on or about April 23, 2004 to the Company’s stockholders of record on the Record Date, as defined below.

THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND
RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE
PREPAID ENVELOPE PROVIDED.

SHARES ENTITLED TO VOTE

          If the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the “Common Stock”), represented thereby will be voted as specified by the stockholder or stockholders granting the proxy. However, if the proxy card is executed and returned (and not revoked) prior to the Annual Meeting and no voting instructions are specified, the shares of Common Stock represented thereby will be voted (i) FOR the election as director of the nominees listed in this Proxy Statement and (ii)  if the Company did not have notice on or before March 14, 2004 of any matters properly brought before the meeting, in the sole discretion of the proxies as to such matters.  The submission of a signed proxy will not affect a stockholder’s right to attend and to vote in person at the Annual Meeting.  A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

          Only holders of record of Common Stock as of the close of business on April 19, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date, there were 20,082,136 shares of Common Stock (the “Shares”) outstanding.  Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.  The holders of a majority of the Shares outstanding and entitled to vote must be present in person or represented by proxy to constitute a quorum.  Shares as to which authority to vote is withheld and abstentions will be counted in determining whether a quorum exists.

          Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election at a meeting at which a quorum is present.  Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

          Approval of any other matter that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present.  Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposals.  Broker non-votes, those shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, would not affect the outcome.

          With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

PROPOSAL I - ELECTION OF DIRECTORS

          The Company’s Certificate of Incorporation provides for a classified Board of Directors.  Pursuant to the Certificate of Incorporation, the Board of Directors must be separated into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The number of directors of the Company is currently set at six, and accordingly, each class of directors consists of two directors.  Each class serves three years, with the terms of office of the respective classes expiring in successive years.  The term of office of the directors in Class II, Richard T. Brock and Ira D. Cohen, expires at the Annual Meeting.  The Board of Directors, upon the recommendation of the Company’s Nominating Committee, proposes that Messrs. Brock and Cohen be re-elected to Class II for a new term of three years expiring in 2007 and until their successors are duly elected and qualified.

          All Shares represented by properly executed proxies received in response to this solicitation will be voted in connection with the election of the Class II directors as specified therein by the stockholders.  Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Messrs. Brock and Cohen to the Board of Directors.  Messrs. Brock and Cohen have consented to serve as directors of the Company if elected.  If at the time of the Annual Meeting either nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors.

          Stockholders may withhold their votes from a nominee by so indicating in the appropriate space provided on the enclosed proxy card.

Director Nominee Biographical Information

          Set forth below is certain biographical information furnished to the Company by its directors, including Richard T. Brock and Ira D. Cohen, the director nominees for the Company’s Class II directorships.  Messrs. Brock and Cohen currently serve as directors of the Company.

RICHARD T. BROCK
Age:  56
Class II Director - Nominee for the Three-Year Term Expiring at the 2007 Annual Meeting

          Mr. Brock has served as a director of the Company since August 1993. In 1984, Mr. Brock founded the predecessor of Firstwave Technologies, Inc., a publicly held provider of sales and marketing automation software, for which he has served in various capacities, including Chief Executive Officer and President, since 1984.  Mr. Brock currently serves as Chairman and Chief Executive Officer of Firstwave Technologies.  He is also a founding partner of Brock Capital Partners, a privately-held venture capital fund.  He also founded and formerly served as Chief Executive Officer of Management Control Systems, Inc.  Mr. Brock is a nationally recognized developer, author and speaker on sales, marketing and service automation and business development strategy.  Mr. Brock received a Bachelor of Science degree in Accounting from Spring Hill College and a Masters in Business Administration from Louisiana State University.  He is also a Certified Public Accountant.

IRA D. COHEN
Age:  52
Class II Director - Nominee for the Three-Year Term Expiring at the 2007 Annual Meeting

          Mr. Cohen has been a director of the Company since February 1995. Since 1988, Mr. Cohen has served as a Managing Director of Updata Capital, Inc., an investment banking firm he co-founded that focuses on mergers and acquisitions in the information technology industry. Mr. Cohen also co-founded Updata Software, Inc., and served as its Chief Financial Officer from 1986 to 1988. In addition, Mr. Cohen is a Principal with two related venture funds:  Fallen Angel Equity and Updata Venture Fund. Mr. Cohen is also a director of several privately held companies.  He holds a Bachelor of Science degree in Accounting from City University of New York, Herbert H. Lehman College, and he is a registered Certified Public Accountant in New York and New Jersey.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE IN THE
CLASS NOTED ABOVE.

Biographical Information Concerning Other Directors

LARRY G. BLACKWELL
Age:  63
Class III Director - Term Expires 2005

          Dr. Blackwell, the founder of the Company, has served as Chairman of the Board, Chief Executive Officer and President of the Company from its inception in 1986.  Prior to founding the Company, he was President of a subsidiary of Wisconsin Power & Light. He also co-founded and formerly served as Chairman of the Board of EDI Technology Companies, an environmental process engineering consulting company.  Dr. Blackwell served four years as an officer in the Navy and holds a Bachelor of Science degree in Engineering from the University of Mississippi, a Master of Science degree from the Georgia Institute of Technology and a Ph.D. in Environmental Systems Engineering from Clemson University.  Dr. Blackwell is a registered Professional Engineer in Illinois, Pennsylvania and South Carolina and has received numerous business and engineering honors, including Inc. magazine’s 1994 “Entrepreneur of the Year” for the State of South Carolina and Innovision Technology Awards’ 2002 Charles Townes Individual Achievement Award.  Dr. Blackwell’s son-in-law, Scott Millwood, served as an executive officer of the Company through March of 2003 and remained an employee of the Company until December 31, 2003.

JAMES C. RYAN, JR.
Age:  65
Class III Director – Term Expires 2005

          Mr. Ryan has served as a director of the Company since March 2004.  Since January 1984 he has served as the President of Smoky Hill Corporation, a South Carolina based investment company, and from July 1981 until July 2001 he served as President of American Petroleum Management Corporation, a manager of international energy investment funds.  Mr. Ryan is also the retired President and Chief Executive Officer of Evergreen Resources Inc. (EVG), a publicly traded energy company based in Denver, Colorado.  Mr. Ryan served as the President and Chief Executive Officer of EVG until June 1995 and as a director of that company until 1996.  Mr. Ryan received a Bachelor of Science degree from Williams College in Geology.

JAMES R. TALTON, JR.
Age:  61
Class I Director- Term expires 2006

          Mr. Talton has served as a director of the Company since March 2001.  He currently serves as Chairman of the Board of Directors for Impact Design Build, Inc., a real estate development company, and has served in that capacity since January 2000.  From July 1999 to January 2000, Mr. Talton served as a Vice President for Impact. Mr. Talton also serves as a director for Waste Industries USA Inc. and several privately held companies.  From July 1986 until July 1999, Mr. Talton served as the Managing Partner of KPMG Peat Marwick’s Raleigh, North Carolina office.  From October 1979 until June 1986, he served as Managing Partner of KPMG Peat Marwick’s

Greenville, South Carolina office.  Mr. Talton, a retired Certified Public Accountant, received a Bachelor of Science degree in Accounting from East Carolina University.

ROBERT C. DAVIS
Age:  59
Class I Director – Term expires 2006

          Mr. Davis has served as a director of the Company since April 2003.  He currently serves as Chairman of Capital Insights, LLC, a boutique venture capital firm, and has served in that capacity since 1998.  He has also acted as a private tax and business consultant to various entities in Washington D.C., North Carolina and South Carolina since 1991.  From 1977 to 1991, Mr. Davis served as the Partner-in-Charge of Tax Practice at KPMG Peat Marwick in Washington D.C., and from 1972 to 1977, he held the same position at KPMG Peat Marwick’s office in Greenville, South Carolina.  From 1966 to 1972, Mr. Davis served as an Audit Staff Accountant and Tax Manager at KPMG Peat Marwick in Raleigh, North Carolina.  Mr. Davis, a retired Certified Public Accountant, received a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

Additional Information Concerning The Board Of Directors

          On March 8, 2004 the Board of Directors appointed James C. Ryan, Jr. to fill the vacancy that resulted from the resignation of John M. Sterling, Jr. in March 2004 for personal reasons.  The Company’s Board of Directors held four meetings during fiscal 2003 and took action by unanimous written consent three times.  During fiscal 2003, each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the period that he served.  Three members of the Board of Directors attended the 2003 Annual Meeting of stockholders.  Following the 2004 Annual Meeting, provided that Mr. Cohen is re-elected to the Board, the Board of Directors has determined that a majority of the directors will be independent as required by the recently amended National Association of Securities Dealers Marketplace Rules (the “Nasdaq Rules”). The Board has affirmatively determined by resolution that directors (or nominees) Brock, Cohen, Ryan, Talton and Davis are independent within the meaning of the Nasdaq Rules. The Board has affirmatively determined by resolution that during fiscal 2004, the Company must have at least two regularly scheduled executive session meetings attended solely by these independent directors.   The Board has also affirmatively determined by resolution that it encourages all members of the Board to attend each annual meeting of stockholders, particularly those directors who are up for election at any such meeting.

Committees of the Board of Directors.

          The Audit Committee.  The Audit Committee appoints and oversees the Company’s independent auditors, reviews and makes recommendations regarding the annual audit of the Company’s financial statements and assists the Board in overseeing the Company’s financial reporting process and internal accounting procedures and controls.  The Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.  In fiscal 2003, the Audit Committee consisted of Messrs. Brock, Cohen (Chairman), Davis and Talton, and held seven meetings.  For fiscal 2004, the Audit Committee consists of Messrs. Cohen (Chairman), Davis and Talton.  The Audit Committee operates under a written charter initially adopted June 9, 2000 and amended and restated on March 16, 2001, March 15, 2002 and March 2, 2004.  A copy of the Audit Committee’s Amended and Restated Charter as of March 2, 2004 is attached to this Proxy Statement as Appendix A.  All members of the Company’s Audit Committee in 2003 and 2004 met and meet the independence requirements for audit committee membership set forth in the Nasdaq Rules and the rules of the Securities and Exchange Commission (“SEC Rules”).  The Board of Directors has determined that Messrs. Cohen, Talton and Davis are audit committee financial experts as that term is defined in the SEC Rules.

          The Compensation Committee.  The Compensation Committee reviews and approves compensation arrangements for senior management of the Company (including short-term incentive compensation), makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate and reviews and approves grants of stock options or other benefits under such plans. In fiscal 2003, the Compensation Committee consisted of Messrs. Brock (Chairman) and Talton.  The Compensation Committee held one meeting in fiscal 2003 and took action by unanimous written consent three times.  For fiscal 2004, the Compensation Committee consists of Messrs. Brock (Chairman) and Talton.

          The Nominating Committee.  In March 2004, the Company established a Nominating Committee to identify individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend that the Board of Directors select a slate of director nominees for election by the stockholders of the Company at the annual meeting of stockholders.  For fiscal 2004, the Nominating Committee consists of Messrs. Davis (Chairman) and Ryan.  The Nominating Committee operates under a written charter initially adopted by the Board of Directors on March 29, 2004, and a current copy of the charter is attached to this Proxy Statement as Appendix B.  All members of the Company’s Nominating Committee in 2004 are “independent,” as defined by the Nasdaq Rules.

          The Nominating Committee recommends nominees for election to the Board based on a number of qualifications including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to Board matters and a commitment to represent the long-term interests of the Company’s stockholders.  The Nominating Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders as a source for potential Board candidates.  The Nominating Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

          The Nominating Committee evaluates candidates to the Board by reviewing their biographical information and qualifications.  If the Nominating Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating Committee and the Chief Executive Officer.  Members of the Board also have an opportunity to interview qualified candidates.  The Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the stockholders to fill a directorship.  With respect to an incumbent director whom the Nominating Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications.

          The Nominating Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of Nasdaq and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

          The Nominating Committee will consider written recommendations from stockholders for Company nominees to the Board.  A stockholder who wishes to recommend a person to the Nominating Committee for nomination by the Company must submit a written notice by mail to the Nominating Committee c/o the Corporate Secretary, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605.  Such a written recommendation must be received no later than ninety (90) days before the one-year anniversary of the prior year’s annual meeting of stockholders and should include (i) the candidate’s name, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience and background, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission, (iii) a signed statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected and (iv) the name and address of the stockholder(s) of record making such a recommendation.  The manner in which the Nominating Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by a stockholder of the Company.

          In addition to the above procedures, the Company’s Amended and Restated Certificate of Incorporation provides that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders by providing notice thereof to the Company’s Corporate Secretary no less than ninety (90) days in advance of the annual meeting; however, information regarding such a director candidate need not be included in the Company’s proxy statement to stockholders for the annual meeting. This notice provided by a stockholder to the Company’s Corporate Secretary must set forth certain information relating to the proposed nominee as required by the Company’s Amended and Restated Certificate of Incorporation.

          The Nominating Committee has not received any nominee recommendations from any of the Company’s stockholders in connection with the 2004 Annual Meeting.  The Board of Directors is nominating Messrs. Brock and Cohen for re-election as Class II directors based upon the recommendation of the Nominating Committee.

          Stockholder Communications with the Board of Directors.  The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by stockholders of the Company.  Stockholders may communicate with the Board of Directors (or with specified individual directors) by writing to them c/o Corporate Secretary, 50 Datastream Plaza, Greenville, South Carolina 29605.  All written communications received in such manner from stockholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

          Compensation of Directors.  In fiscal 2003, non-management directors received four quarterly retainers of $1,750 each, and were reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof.  The Company has also adopted a Stock Option Plan for Directors, which provides for a grant of an option to purchase 9,000 shares of Common Stock to non-management directors when they join the board and thereafter an annual grant of options.  In 2003, this annual grant was for an option to purchase 4,000 shares of Common Stock.

REPORT OF THE AUDIT COMMITTEE

          The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

          The Audit Committee assists the Board of Directors in overseeing the Company’s financial reporting process and systems of internal controls regarding finance and accounting.  The Audit Committee operates under a written charter, attached hereto as Appendix A, initially adopted by the Board of Directors on June 9, 2000 and amended and restated on March 16, 2001, March 15, 2002 and March 2, 2004.  This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2003 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003.  The Audit Committee is composed solely of independent directors meeting the requirements of the Nasdaq National Market (“Nasdaq”) listing standards and the rules of the Securities and Exchange Commission.

          The Company’s management has primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.  The committee oversees these processes on behalf of the Board of Directors and annually appoints the accountants to serve as the Company’s independent auditors for the coming year.

          The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.  To carry out its responsibilities, the Audit Committee met seven times during 2003.

          In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  In consultation with management, the Audit Committee also considered the Company’s financial reporting processes and reviewed and assessed the adequacy of internal accounting procedures and controls.

          The Audit Committee also reviewed with the Company’s independent auditors, KPMG LLP, their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit

Committees.  The Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company.  In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1.  The Audit Committee also considered whether the provision of services during 2003 by KPMG LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2003 is compatible with maintaining KPMG’s independence.

          Additionally, the Audit Committee discussed with the Company’s independent auditors and Company management the overall scope and plan for the audit.  The Audit Committee met with the independent auditors and Company management to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.  The Audit Committee also appointed KPMG LLP as the Company’s independent auditors for 2004.

Audit Committee: Ira D. Cohen, Chairman Richard T. Brock, Member James R. Talton, Member Robert C. Davis, Member

March 2, 2004

Executive Officers

          In March 2004, the Board of Directors undertook its annual review and designation of the Company’s executive officers for Section 16 and other corporate governance purposes.  At such time, the Board of Directors identified Dr. Blackwell, C. Alex Estevez, Javier Buzzalino, John M. Sterling, III and Bradley T. Stevens as the Company’s executive officers.  The executive officers of the Company serve at the discretion of the Board of Directors.  See “Biographical Information Concerning Other Directors” for information about Dr. Blackwell.

C. ALEX ESTEVEZ
Chief Financial Officer
Age:  33

          Mr. Estevez was named Chief Financial Officer of the Company in April 1999.  Prior to that time, he served as the Company’s Vice President of Corporate Development from June 1998 until April 1999 and as the Director of Planning from June 1997 to June 1998.  Prior to joining the Company, Mr. Estevez worked in the investment banking technology group at Raymond James & Associates from September 1992 through June 1995, where he focused on technology-based mergers and acquisitions and equity offerings, including the Company’s initial public offering.  Mr. Estevez holds an A.B. degree from Harvard College and attended the J.L. Kellogg Graduate School of Management, Northwestern University from September 1995 through May 1997, where he received a Masters of Management in Finance and Strategy.

JAVIER BUZZALINO
Senior Vice President of Development
Age: 42

          Mr. Buzzalino has served as the Senior Vice President of Development since March 2003.  Prior to that time, he was Vice President of Product Development since May 2000 and Vice President of iProcure Development from January 2000 to May 2000.  Prior to joining the Company, Mr. Buzzalino worked for Fluor Daniel, Inc., an engineering, procurement and construction corporation, where he served as Systems Manager from 1997 to 2000, Systems Architect from 1996 to 1997, and Senior Developer from 1991 to 1995.  Mr. Buzzalino also served as Large Accounts Manager for IBM from 1987 to 1990 and as a Developer for First National Bank of Boston from 1986 to 1987.  Mr. Buzzalino holds an advanced degree in Civil Engineering from the University of Buenos Aires and a Masters in Business Administration from Clemson University.  Mr. Buzzalino is a Certified Professional Engineer of Canada.

JOHN M. STERLING, III
Executive Vice President of Worldwide Sales
Age:  42

          Mr. Sterling has served as Executive Vice President of Worldwide Sales since October 2003.  Prior to that time, he served as Executive Vice President, Telesales from October 2000 until October 2003.  He led the Company’s electronic commerce initiatives from February 1999 until

October 2000.  Before being named Vice President of Electronic Commerce, Mr. Sterling served as the Company’s Vice President of International Operations from September 1997 to January 1999, overseeing the Company’s international operations.  Prior to holding such position, Mr. Sterling served as the Company’s Managing Director of European Operations from February through August 1997.  Mr. Sterling also served as the Company’s Vice President of Sales from 1986 to January 1997.  Prior to joining Datastream, Mr. Sterling was a Regional Sales Manager for Silicon Valley Products in San Mateo, California.  Mr. Sterling holds a Bachelor of Science degree in Political Science from The Citadel.  Mr. Sterling is the son of John M. Sterling, Jr., who served as one of the Company’s directors until March 2004.

BRADLEY T. STEVENS
Vice President of North American Operations
Age:  42

          Mr. Stevens has served as Vice President of North American Operations since October 2003.  Prior to that time, he served as Vice President of Marketing from March 2002 until October 2003.  Before joining the Company, Mr. Stevens served as Senior Vice President of Marketing at NxView Technologies, a rich media start-up company, from April 2000 through February 2002 and held several positions at IBM Corporation from August 1995 to March 2000, including Marketing Manager in Global Industries and Marketing Strategy Manger for the IBM Personal Systems Group.  Mr. Stevens holds a Bachelor of Science degree in Economics and a Masters in Business Administration from the University of Illinois.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the National Association of Securities Dealers, Inc.  Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2003 with all applicable Section 16(a) filing requirements.

Beneficial Ownership Of Common Stock

          The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors of the Company, (iii) the Named Executive Officers of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all current directors and executive officers of the Company as a group.   Such information is provided as of April 9, 2004.  The number of shares of Common Stock issued and outstanding as of April 9, 2004 was 20,080,469.  According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.   Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned.   An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the Company’s outstanding Common Stock.

Name of Beneficial Owner+	Amount and Nature of Beneficial Ownership		Percent Of Class

Larry G. Blackwell	2,479,834	(1)	12.3%
Javier Buzzalino	62,167	(2)	*
C. Alex Estevez	188,383	(3)	*
John M. Sterling, III	620,687	(4)	3.0%
Bradley T. Stevens	21,434	(5)	*
Ralph T. Carter	2,104	(6)	*
Richard T. Brock	28,000	(7)	*
Ira D. Cohen	19,000	(8)	*
Robert C. Davis	14,400	(9)	*
James C. Ryan, Jr.	15,000		*
James R. Talton, Jr.	17,915	(10)	*
All current directors and executive officers as a group (10 persons)	3,466,820	(11)	16.7%
Other Stockholders
Brown Capital Management, Inc	3,512,050	(12)	17.5%
Eagle Asset Management, Inc	2,125,043	(13)	10.6%
Cannell Capital LLC and J. Carlo Cannell	1,015,336	(14)	5.1%

+	Unless otherwise indicated, the address of each of the beneficial owners identified is 50 Datastream Plaza, Greenville, South Carolina 29605.
(1)	Includes 137,478 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(2)	Includes 62,167 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(3)	Includes 187,267 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(4)	Includes 265,765 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004. Includes 4,800 shares of Common Stock held by Mr. Sterling’s children.

(5)	Includes 16,667 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(6)	Mr. Carter resigned from the Company effective May 2003.
(7)	Represents shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(8)	Represents shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(9)	Includes 9,000 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004. Also includes 200 shares of Common Stock held by his spouse.
(10)

Includes 17,000 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004. Also includes 915 shares of Common Stock held by his spouse, to which Mr. Talton disclaims beneficial ownership.

(11)	Includes 742,344 shares of Common Stock subject to options exercisable on or within 60 days after April 9, 2004.
(12)

The business address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.  The number of shares reported was derived from a Schedule 13G executed by Brown Capital Management on December 31, 2003 and filed with the Securities and Exchange Commission on February 11, 2004. According to the Schedule 13G, all of the shares of the Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc. Brown Capital Management reports that it has sole voting power over 2,156,900 shares and sole dispositive power over 3,512,050 shares. According to its Schedule 13G, no individual client of Brown Capital Management holds more than five percent of the class.

(13)

The business address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.  The number of shares reported was derived from a Schedule 13G executed by Eagle Asset Management on January 6, 2004 and filed with the Securities and Exchange Commission on January 9, 2004.  Eagle Asset Management reports that it has sole voting power and sole dispositive power over the 2,125,043 shares.

(14)

The business address of Cannell Capital LLC and J. Carlo Cannell is 150 California Street, Fifth Floor, San Francisco, California 94111. The number of shares reported was derived from a Schedule 13G jointly executed by Cannell Capital and J. Carlo Cannell with Anegada Master Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell Portfolio, LLC and Pleiades Investment Partners, LP (collectively, the “Cannell Investment Advisory Clients”) on March 4, 2004 and filed with the Securities and Exchange Commission on March 5, 2004. According to the Schedule 13G, all of the shares of Common Stock are owned by the Cannell Investment Advisory Clients, and no single Cannell Investment Advisory Client owns more than five percent of the class. According to the Schedule 13G, Cannell Capital’s beneficial ownership of the Common Stock is direct as a result of its discretionary authority to buy, sell and vote shares of such Common Stock for the Cannell Investment Advisory Clients. According to the Schedule 13G, J. Carlo Cannell is the managing member and majority owner of Cannell Capital and, as a result, has indirect beneficial ownership of the Common Stock. Cannell Capital reports that it has shared voting power and shared dispositive power over 1,015,336 shares of Common Stock, and J. Carlo Cannell reports that he has shared voting power and shared dispositive power over 1,015,336 shares of Common Stock.

EXECUTIVE COMPENSATION

Pursuant to SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on executive compensation.  The Committee intends that this report describe the executive compensation program of the Company in 2003, including the policies of the program.  This report also discusses the bases for compensation paid to the Company’s Chief Executive Officer, Dr. Larry G. Blackwell, during 2003.

Report On Executive Compensation

          The Compensation Committee members in 2003 were Messrs. Brock (Chairman) and Talton.  The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company’s executive officers, as well as administering the Company’s Employee Stock Purchase Plan and other stock option plans.  Each member of the Compensation Committee in 2003 was a non-employee director and met the independence requirements of the Nasdaq National Market listing standards (the “Nasdaq Rules”).  For 2004, the Compensation Committee consists of Messrs. Brock (who continues to serve as Chairman) and Talton. The 2004 Compensation Committee members are non-employee directors and meet the independence requirement of the Nasdaq Rules.

          Compensation Policy.  The Compensation Committee meets at least annually to review the levels and types of compensation established for the Company’s executive officers during the prior year and to establish levels and types of compensation for executive officers for the current year.  This review is based generally upon (i) an evaluation of each executive officer’s ability to contribute to the success of the Company’s pursuit of its short and long-term goals, and (ii) the desire to have some portion of each executive officer’s compensation be incentive in nature.  In making these and other compensation decisions, the Compensation Committee seeks to integrate the Company’s annual and long-term performance goals into the Company’s executive compensation structure.  Specifically, the Company’s executive compensation policy is designed to:

•	Provide compensation levels that are consistent with the Company’s business plan, financial objectives and operating performance;

•	Reward performance that facilitates the achievement of the Company’s goals;

•	Motivate executives to achieve strategic operating objectives;

•	Provide a compensation package for key employees that is competitive with comparable arrangements made with other executives in the software industry; and

•	Align the interests of the Company’s executives with those of its stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options.

          The Compensation Committee has adopted a three-tiered approach to executive compensation that involves base salaries, short-term incentive awards in the form of cash bonuses and long-term incentive awards in the form of stock options.  The procedure used to determine the level of each of these components is discussed in more detail below.

          Base Salaries.  In preparing its recommendations to the Compensation Committee, management typically considers the base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company.  These companies are not necessarily the same companies whose performance is compared to that of the Company in the Performance Graph included herein.  In light of such data, a salary level for each officer is recommended based on the officer’s experience level, the scope and complexity of the position held and the officer’s performance during the past year, as measured against the average salary for comparable positions. In establishing 2003 compensation recommendations, the Compensation Committee targeted the 50th percentile for total compensation of similar positions for comparably sized information technology companies in the United States.  The Compensation Committee retains the discretion to set base salaries higher than this range if necessary to attract and retain exceptional employees.

          Short-Term Incentive Compensation -- Cash Bonuses.  The goal of the short-term incentive component of the Company’s compensation packages is to place a meaningful portion of each officer’s compensation at risk to encourage and reward a high level of performance each year.  For 2003, criteria were applied that differed for each executive depending primarily on the responsibilities of that position.  Short-term cash incentives are based on meeting or exceeding the Company’s short-term financial targets, including license revenue, total revenue, earnings per share and days sales outstanding.

          Long-Term Incentive Compensation -- Stock Options.  The goal of the long-term incentive component of the Company’s compensation packages is to secure, motivate and reward officers and to align their interests with the interests of the stockholders through the grant of stock options.  Under the Company’s stock option plans, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees.  The number of options granted is based upon the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee’s assessment of the officer’s ability to contribute to the long-term success of the Company.  No particular weight is given to any single factor.  Options granted generally vest in equal annual increments over a period of three to five years and terminate at the end of five or ten years, depending upon the terms of the grant.

          Compensation of the Chief Executive Officer.  Dr. Blackwell’s salary for 2003 was $292,391, an amount deemed by the Compensation Committee to be approximately in the 50th percentile of the target market range for chief executive officers of comparably sized information technology companies in the United States.  Dr. Blackwell received a bonus of $69,050 for 2003, mainly based on quarterly achievements of total revenue, license revenue and earnings per share consensus estimates.  Additionally, consistent with the goals in the section of this report entitled Long-Term Incentive Compensation -- Stock Options, in 2003, Dr. Blackwell received an award of a non-qualified stock option to purchase 75,000 shares of Common Stock at an exercise price of $10.50 per share.

          Limitations on Deductibility of Compensation.  Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000.  Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base.  Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company’s executive officers and will seek, where possible, to maintain the deductibility of any such payments.

Members of the 2003 Compensation Committee:
Richard T. Brock, Chairman James R. Talton, Jr., Member

          The above Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company’s 2003 Annual Report to Stockholders or its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee of the Board of Directors in 2003 were Messrs. Brock and Talton.  In 2004, the Compensation Committee of the Board of Directors consists of Messrs. Brock (Chairman) and Talton.  During fiscal 2003, the Compensation Committee did not include any member of the Board of Directors who at that time served as an officer or employee of, or a consultant to, the Company.  The Company’s Chief Executive Officer, Dr. Blackwell, is not a member of the Compensation Committee, but typically participates in its deliberations by making recommendations to the Compensation Committee concerning the performance of the Company’s executive officers, excluding himself, and recommendations concerning proposed adjustments to their compensation.  There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee.

Executive Compensation Tables

Table I - Summary Compensation Table

          The following table presents certain information required by the Securities and Exchange Commission relating to various forms of compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and its four most highly paid executive officers during fiscal 2003 (the “Named Executive Officers”).

		Annual Compensation					Long-Term Compensation

Name and Principal Position(s)	Years	Salary		Bonus	Other Annual Compensation		Securities Underlying Options (# of Shares)	All Other Compensation

Larry G. Blackwell	2003	$292,391	(1)	$69,050	—		75,000	$5,430	(2)
Chairman, President and	2002	$258,375	(1)	$56,250	—		25,000	$4,451	(2)
Chief Executive Officer	2001	$234,283	(1)	$25,000	—		50,000	$4,463	(2)
C. Alex Estevez	2003	$188,031	(3)	$52,500	—		100,000	$6,000	(2)
Chief Financial Officer and	2002	$162,554	(3)	$50,000	—		25,000	$5,500	(2)
Corporate Secretary	2001	$143,100	(3)	$25,000	—		50,000	$3,044	(2)
Javier Buzzalino (4)	2003	$145,250	(5)	$33,000	—		60,000	$2,422	(2)
Senior Vice President
of Development
John M. Sterling, III	2003	$195,697	(6)	$72,669	—		75,000	—
Executive Vice President,	2002	$186,250	(6)	$23,692	—		15,000	$30,795	(7)
Worldwide Sales	2001	$175,000	(6)	$18,437	—		50,000	$1,732	(2)
Bradley T. Stevens (8)	2003	$155,888	(9)	$41,153	$44,471	(10)	70,000	$1,857	(2)
Vice President of North
American Operations
Ralph T. Carter (11)	2003	$173,105	(12)	$54,000	—		—	$4,079	(2)
Former Chief Operating	2002	$187,251	(12)	$50,000	—		25,000	$4,150	(2)
Officer	2001	$170,004	(12)	$25,000	—		50,000	—

(1)	Includes $12,000 in 2003 (2002: $10,757; 2001: $8,925) deferred at the election of Dr. Blackwell pursuant to the Company’s 401(k) plan.
(2)	Reflects matching contributions to the Company’s 401(k) plan paid by the Company on behalf of the Named Executive Officer.
(3)	Includes $12,000 in 2003 (2002: $11,000; 2001: $10,500) deferred at the election of Mr. Estevez pursuant to the Company’s 401(k) plan.
(4)	Mr. Buzzalino was not an executive officer of the Company in fiscal 2002 and 2001.
(5)	Includes $12,000 in 2003 deferred at the election of Mr. Buzzalino pursuant to the Company’s 401(k) plan.
(6)	Includes $0 in 2003 (2002: $0; 2001: $4,620) deferred at the election of Mr. Sterling pursuant to the Company’s 401(k) plan.
(7)	Reflects commissions paid in 2002.
(8)	Mr. Stevens was not an executive officer of the Company in fiscal 2002 and 2001.
(9)	Includes $12,000 in 2003 deferred at the election of Mr. Stevens pursuant to the Company’s 401(k) plan.
(10)

Includes $37,736 in relocation payments, $3,060 in premiums paid by the Company for Mr. Stevens’ participation in the executive health plan and $3,675 in lease payments for a company car used by Mr. Stevens.

(11)	Mr. Carter resigned from the Company effective May 2003.
(12)

Includes $8,158 in 2003 (2002: $11,000; 2001: $10,500) deferred at the election of Mr. Carter pursuant to the Company’s 401(k) plan and $67,000 in severance paid by the Company in connection with Mr. Carter’s resignation.

TABLE II - Option/SAR Grants in Fiscal 2003

          This table presents information regarding options granted to the Company’s Named Executive Officers during fiscal 2003 to purchase shares of the Company’s Common Stock.   The Company has no outstanding stock appreciation rights (SARs) and granted no SARs during fiscal 2003.  In accordance with Securities and Exchange Commission rules, the table shows the hypothetical gains or option spreads that would exist for the respective options based on assumed rates of annual compound stock price growth of 5% and 10% from the date the options were granted over the full option term.

Name	Individual Grants			Exercise of Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For the Option Term(1)

	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year

						5%	10%

Dr. Blackwell	75,000	(2)	8.30	$10.50	6/27/2013	$495,255	$1,255,072
Mr. Estevez	50,000	(2)	5.53	$10.50	6/27/2013	$330,170	$836,715
	50,000	(2)	5.53	$9.19	7/25/2013	$288,946	$732,245
Mr. Buzzalino	30,000	(2)	3.32	$10.50	6/27/2013	$198,102	$502,029
	30,000	(2)	3.32	$9.19	7/25/2013	$173,367	$439,347
Mr. Sterling	75,000	(2)	8.30	$10.50	6/27/2013	$495,255	$1,255,072
Mr. Stevens	70,000	(2)	7.75	$10.50	6/27/2013	$462,238	$1,171,401
Mr. Carter	—		—	—	—	—	—

(1)

Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price performance.

(2)	Option vests in 33% increments on the first through third anniversaries of the date of grant.

TABLE III - Option Exercises in Fiscal 2003
and Fiscal 2003 Year-End Option Values

          The following table shows the number of options exercised during fiscal 2003 and the number of shares of Common Stock subject to exercisable and unexercisable stock options held by the Company’s Named Executive Officers as of December 31, 2003.   The table also reflects the values of such options based on the positive spread between the exercise price of such options and $7.85, which was the closing sales price of a share of Common Stock reported on the Nasdaq National Market as of December 31, 2003 (the last trading day of the Company’s fiscal year).

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End (1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Blackwell	—	—	137,478	108,333	$184,633	$97,584
Mr. Estevez	—	—	187,267	133,333	$206,139	$112,501
Mr. Buzzalino	5,833	$40,265	62,167	85,000	$117,711	$78,083
Mr. Sterling	—	—	265,765	101,667	$515,072	$101,168
Mr. Stevens	—	—	10,001	89,999	$2,000	$4,000
Mr. Carter	103,332	$193,913	—	—	—	—

(1)

The value of unexercised in-the-money options at December 31, 2003 is calculated as follows: [(Per Share Closing Sales Price on December 31, 2003) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The closing sales price reported by the Nasdaq National Market of the Company’s Common Stock for December 31, 2003 was $7.85 per share.

Equity Compensation Plan Information

The following table gives information as of December 31, 2003 about the common stock that may be issued under all of the Company’s existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders(1)	3,470,859	$8.36	1,188,184	(3)
Equity Compensation Plans Not Approved by Stockholders(2)	622,764	$7.99	386,691
Total	4,093,623	$8.31	1,574,875

(1)	Includes the Company’s 1995 Stock Option Plan, 1998 Stock Option Plan, Stock Option Plan for Directors, and Employee Stock Purchase Plan.

(2)

Includes (a) the Company’s 1997 European Stock Option Plan (Dutch, United Kingdom and French sub-plan versions), (b) the Company’s 1998 Singapore Stock Option Plan, (c) the Company’s German Stock Option Plan, (d) the Company’s Australian Stock Option Plan, (e) the Company’s Argentinean Stock Option Plan, and (f) a warrant issued by the Company to GE Fanuc North America, Inc. to purchase up to 50,000 shares of the Company’s Common Stock.

(3)	Includes 148,079 shares available as of December 31, 2003 under the Company’s Employee Stock Purchase Plan.

Description of Plans Not Approved by Shareholders

          The Company’s Board of Directors has adopted the following stock option plans for certain of its or its subsidiaries’ employees in certain foreign jurisdictions (together, the “Foreign Stock Option Plans”):  (1) the 1997 European Stock Option Plan (Dutch, United Kingdom and French Sub-plan versions); (2) the German Stock Option Plan; (3) the Australian Stock Option Plan; (4) the Argentinean Stock Option Plan; and (5) the 1998 Singapore Stock Option Plan.  Each of the Foreign Stock Option Plans is administered by the Compensation Committee of the Board of Directors.  All outstanding stock options under the Foreign Stock Option Plans, pursuant to the terms of each plan, would fully vest upon a change of control of the Company.

          Options granted pursuant to the Company’s 1997 European Stock Option Plan have varying vesting patterns up to five years from the date of grant, depending on the applicable laws of the foreign jurisdiction and the terms of the option agreement.  Options granted under this plan expire ten years after the date of grant and are granted at the fair market value of the underlying shares at the date of grant.

          Options granted pursuant to the Company’s 1998 Singapore Stock Option Plan vest incrementally over a period of one to three years, depending on the terms of the option agreement, and expire ten years from the date of grant.  Options are granted at the fair market value of the underlying shares at the grant date.  Options granted pursuant to the Company’s German Stock Option Plan, Australian Stock Option Plan and Argentinean Stock Option Plan vest incrementally over a period of one to five years, depending on the terms of the option agreement, and expire ten years from the date of grant.  Options are granted at the fair market value of the underlying shares at the grant date.

          In connection with entering a software development and licensing agreement, the Company issued a warrant during the first quarter of 2002 to GE Fanuc North America, Inc. to purchase up to 50,000 shares of the Company’s Common Stock.  The warrant was exercisable on the date of issuance and remains exercisable for three years from the date of issuance.  The exercise price per share is $6.95, which was the market price of the Company’s Common Stock on the date of issuance of the warrant.  The warrant agreement also allows for net share settlement at the option of the warrant holder and provides “piggyback” registration rights for the underlying Common Stock.

PERFORMANCE GRAPH

          The following indexed line graph indicates the Company’s total return to stockholders from December 31, 1998 to December 31, 2003, as compared to the total return for the Nasdaq Composite Index and an index for publicly traded companies in the software industry based on the Standard Industrial Classification 737 for the same period.  The graph assumes an investment of $100 on December 31, 1998.

	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003

Nasdaq	100	185	112	89	61	92
SIC 737	100	220	101	82	56	74
Datastream	100	214	85	54	56	68

Data per Nasdaq CRSP Report as of 2/28/2004

OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

          The cost of the solicitation of proxies on behalf of the Company will be borne by the Company.  In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

INDEPENDENT AUDITORS

          The firm of KPMG LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2002 and 2003 and the Audit Committee of the Board of Directors has reappointed this firm as the Company’s independent auditors for the fiscal year ending December 31, 2004.  A representative of this firm is expected to attend the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he or she so desires.

          Audit Fees.  The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2002 and 2003, the reviews of the Company’s quarterly financial statements during fiscal year 2002 and 2003 and other reviews and consultations on matters reflected in the financial statements, such as consents, review of SEC filings and statutory audits in non-US locations were $299,195 for fiscal year 2002 and $290,974 for fiscal year 2003.

          Audit Related Fees.  The aggregate fees for audit related services including business/accounting technical advice with respect to potential transactions were $33,830 for fiscal year 2002 and $5,058 for fiscal year 2003.

          Tax Services Fees.  The aggregate fees for all tax services other than those included in “audit” and “audit related” fees including tax compliance audits, tax planning and tax advice were $216,902 for fiscal year 2002 and $208,715 for fiscal year 2003.

          All Other Fees.  The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for services rendered to the Company and its subsidiaries, other than the services described above, were $28,119 for fiscal year 2002 and $14,857 for fiscal year 2003.

          Audit Committee Pre-Approval.  The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditors and all related fees to assure that the provision of such services does not impair the auditor’s independence.  The independent auditors are prohibited from performing any non-audit services in contravention of SEC Rules.  The Audit Committee has delegated its pre-approval authority to its Chairman, but not to management.  The Chairman of the Audit Committee shall report any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

          The Audit Committee has considered and determined that the provision of services during 2003 by KPMG LLP that were unrelated to its audit of the financial statements and to its review of the Company’s interim financial statements during 2003 is compatible with maintaining KPMG’s independence.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

          Any proposal pursuant to Rule 14a-8 of the Exchange Act that a stockholder may desire to have included in the Company’s proxy materials for presentation at the 2005 annual meeting of stockholders must be received by the Company at its executive offices at 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Mr. C. Alex Estevez, Corporate Secretary, on or prior to December 25, 2004.

          Notice of a stockholder proposal submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after March 9, 2005, and the proxies will have discretionary authority to vote on any such matters as to which the Company has not received notice by such date.  Additionally, any shareholder proposal related to an amendment to the Company’s Bylaws may be considered untimely and out of order at the Annual Meeting if brought before the meeting, if notice of such proposal is not received by the Company on or prior to December 25, 2004, and the proxies would also have discretionary authority to vote on any such matter.  For information regarding director nominations by stockholders, see “Additional Information Concerning The Board of Directors.”

ANNUAL REPORT

          The Company’s 2003 Annual Report to Stockholders (which is not part of the Company’s proxy soliciting material) is being mailed to the Company’s stockholders with this proxy statement.

HOUSEHOLDING

          The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations Department, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, or by telephoning us at (864) 422-5001.

          If you are currently a stockholder sharing an address with another stockholder of the Company and wish to have your future proxy statements and annual reports householded, please contact Investor Relations at the above address or telephone number.

FORM 10-K

          A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including financial statements, exhibits and any amendments thereto, as filed with the Securities and Exchange Commission (the “Form 10-K”), may be obtained without charge upon written request to:  C. Alex Estevez, Corporate Secretary, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605.  The Form 10-K is also available through our Internet website, www.datastream.net.

By order of the Board of Directors,

Larry G. Blackwell Chairman, President and Chief Executive Officer

Greenville, South Carolina
April 23, 2004

APPENDIX A

CHARTER
OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF DATASTREAM SYSTEMS, INC.

As Amended and Restated on March 2, 2004
 (Initially Adopted June 9, 2000)

I.       INTRODUCTION AND PURPOSE

          There shall be a committee of the Board of Directors of Datastream Systems, Inc. (the “Corporation”) known as the Audit Committee (the “Committee”).  The Committee is appointed by the Board of Directors to assist the Board in overseeing the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.  The Committee’s primary objectives are to:

•	Serve as an independent party to assist the Board of Directors in overseeing the Corporation’s financial reporting process and systems of internal controls regarding finance and accounting.

•	Appoint and oversee the Corporation’s independent auditors.

•	Receive and address complaints relating to accounting, internal accounting controls and auditing matters.

•	Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

          The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all books, records and personnel in the organization.  The Committee has the ability to retain, at the Corporation’s expense, outside legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.  Furthermore, the Corporation must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) compensation to any advisors employed by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.  The independent auditors shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

          The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent auditors are responsible for auditing those financial statements.  Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditors’ work.

II.       COMPOSITION

          The Committee shall be comprised of three or more independent directors meeting the requirements of the Nasdaq National Market (“Nasdaq”) listing standards and the rules of the Securities and Exchange Commission (the “SEC”).  In addition, no member of the Committee may, other than in his or her capacity as a member of the Committee, the Board of Directors or any other Board committee, accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or any subsidiary, nor may any member of the Committee be an affiliated person of the Corporation or any subsidiary.  Furthermore, each member of the Committee must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the three years prior to appointment on the Committee.

          All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member must have past employment experience in finance or accounting, a professional certification in accounting, or any other comparable experience or background, as required by the Nasdaq listing standards.  In addition, the Committee shall have at least one member who is an “audit committee financial expert” as defined by the rules of the SEC.

          The Board of Directors on the recommendation of the Nominating Committee shall appoint the members of the Committee.  Unless a Chairperson is designated by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.  The Board of Directors may, at any time, remove one or more directors as members of the Committee.

III.     MEETINGS

          The Committee shall meet at least four times per year, but may meet more frequently as circumstances dictate.  The Committee shall periodically meet privately in executive session with management and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed.  In addition, the Committee, or at least its Chairperson, should communicate quarterly with the independent auditors and management to review the Corporation’s financial statements and significant findings based upon the independent auditors’ limited review procedures.

IV.     AUTHORITY AND RESPONSIBILITIES

          The Committee shall discharge its responsibilities, in addition to those responsibilities enumerated below, as it deems prudent.  The Committee shall:

•

Directly appoint, retain, compensate, evaluate and oversee the Corporation’s independent auditors.  The Committee shall ensure the regular rotation of the lead audit partner of the independent auditors and establish clear hiring policies for current or former employees of the independent auditors.

•

Receive from the independent auditors a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1.  The Committee shall engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.  Furthermore, the Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

•

Annually obtain and review a report from the independent auditors, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth (a) all critical accounting policies and practices of the Corporation, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, including differences of opinion, if any, between the independent auditors and management.

•

Oversee the resolution of any disagreements between management and the independent auditors regarding financial reporting, and consult privately with the independent auditors about those matters required to be discussed by Statement on Auditing Standards No. 61.

•

Pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors.  In accordance with applicable law, the Committee may delegate this pre-approval authority to one or more designated members of the Committee; provided, that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly scheduled meeting.  The Committee shall disclose its pre-approval policies and procedures for any audit and non-audit services. Furthermore, the Committee’s approval of any non-audit service by the independent auditor shall be disclosed in the Corporation’s periodic reports.

•

Review, or the Chairperson of the Committee shall review, with management and the independent auditors the Corporation’s unaudited quarterly financial statements prior to their filing or distribution.  The Committee shall discuss with management and the independent auditors the audited financial statements and make a recommendation to management as to whether such audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year to be filed with the SEC.

•	Annually prepare a report to stockholders as required by the Corporation for inclusion in the Corporation’s proxy statement for its annual meeting of stockholders.

•

Consider in consultation with management, the independent auditors, and the internal auditors, the integrity of the Corporation’s financial reporting processes and review and assess the adequacy of internal accounting procedures and controls.

•

Discuss with management all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

•	Review and approve any related party transactions (as defined by the Nasdaq listing standards) involving the Corporation.

•	When appropriate, form and delegate authority to subcommittees or individual members of the Committee.

•

Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	At least annually, review and reassess the adequacy of this Charter and evaluate the performance of the Committee and report the results thereof to the Board of Directors.

•	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

          Neither the scope of this Charter, the detail of activities contained herein nor the service of a Board member on the Committee shall operate to expand or enhance the degree of care or diminish any protections or limitation of liability otherwise applicable to the duties of a member of the Board of Directors under Delaware law.  Consistent with the General Corporation Law of the State of Delaware, each member of the Committee shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

APPENDIX B

DATASTREAM SYSTEMS, INC.
NOMINATING COMMITTEE CHARTER

PURPOSE AND RESPONSIBILITIES

          The Nominating Committee (the “Committee”) is intended to assist the Board of Directors of Datastream Systems, Inc. (the “Company”) in fulfilling its oversight responsibilities under the Nasdaq listing standards and Delaware law.  As such, the Committee shall be responsible for identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend that the Board of Directors select a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, in accordance with the Company’s Certificate of Incorporation and Bylaws and with Delaware law.

COMPOSITION OF THE COMMITTEE

          The members of the Committee shall be independent directors meeting the requirements of the Nasdaq National Market and appointed by the Board of Directors.  After the initial appointment of the members to the Nominating Committee, all future appointments shall be made on the recommendation of the then current Nominating Committee.  The Chairman of the Committee shall be designated by the Board of Directors.  In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote.  The Board of Directors may, at any time, remove one or more directors as members of the Committee and may fill any vacancy on the Committee.  The Committee may form and delegate authority to subcommittees when appropriate.

NOMINATING FUNCTION OF THE COMMITTEE

          At least annually, the Committee shall review with the Board of Directors the appropriate skills and characteristics required of Board of Directors members.  The full Board of Directors shall remain responsible for selecting nominees and recommending them for election by the stockholders.  The Committee is responsible for developing and implementing the screening process necessary to identify qualified candidates.  As a part of its screening process, the Committee shall:

•

evaluate a candidate’s independence from the Company’s management and other principal service providers, and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

•	consider candidates proposed by the chief executive officer, by any director or by any stockholder, in accordance with procedures established by the Committee from time to time.

          On an annual basis, the Committee shall evaluate the membership of the committees of the Board of Directors.  The Committee shall provide to the full Board of Directors the results of its evaluation, together with the Committee’s recommendation as to committee membership during the upcoming year, for consideration by the Board of Directors in connection with the annual committee appointment process.  In the event of a vacancy on any of the committees of the Board of Directors, the Committee shall provide its recommendation regarding a replacement committee member to the full Board of Directors.

OTHER ACTIVITIES

          The Committee shall perform any other activities consistent with this charter, the Company’s Certificate of Incorporation and Bylaws and governing law as the Committee or the Board of Directors deems appropriate.

COMMITTEE MEETINGS

          The Committee shall meet at least once per year.  Other meetings may be held at the discretion of the Chairman of the Committee.  Minutes of each of these meetings shall be kept.

APPENDIX C

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DATASTREAM SYSTEMS, INC.

          The undersigned stockholder(s) of Datastream Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2004, and hereby appoints Larry G. Blackwell and C. Alex Estevez, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Standard Time on Thursday, June 3, 2004, at Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina, 29605, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, as proposed by the Company’s Board of Directors:

(1)     To elect the nominees listed below to serve as the Class II directors of the Company for a term ending in 2007:

                     Richard T. Brock and Ira D. Cohen

☐	FOR both nominees listed above, other than as noted below.	☐	WITHHOLD authority to vote for both nominees listed above.

To withhold authority for any individual nominee, with the name of the nominee in the space provided:

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.  This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s).   If no direction is made, it will be voted FOR the nominees  listed in Proposal 1 above, and as the proxies deem advisable on all other matters that may properly come before the meeting or any adjournment thereof of which the Company did not have notice on or before March 14, 2004.

Dated ______________________________, 2004
Signature

Signature (if held jointly)
Title or authority (if applicable)

NOTE:  Please sign exactly as name appears hereon.  If shares are registered in more than one name, the signature of all such persons are required.  A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title.  Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such.  If a partnership, please sign in the partnership name by an authorized person.